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                                  EXHIBIT INDEX

Exhibit

              99.1 Press Release Dated February 9, 2000 Announcing the Completion of Mail.com's Acquisition of NetMoves.












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                                                                    Exhibit 99.1

MAIL.COM COMPLETES NETMOVES ACQUISITION

       -Now Leads Internet Business Messaging Market with Largest Corporate Customer Base-

NEW YORK, NY - February 9, 2000 - Mail.com, Inc. (NASDAQ: MAIL), a leading global provider of Internet messaging services to the business and the consumer markets, today announced the successful completion of the acquisition of NetMoves Corporation (NASDAQ: NTMV), the global leader in Internet fax. With this acquisition, the NetMoves team joins Mail.com's existing Business Messaging organization. Mail.com had previously announced a definitive acquisition agreement to acquire NetMoves on December 13, 1999.

This acquisition solidifies Mail.com's Business Messaging Division as the leader in the business messaging market and rapidly expands the Company's international presence. Finalizing the merger gives Mail.com the largest base of corporate customers in the industry, a comprehensive suite of Internet messaging services to meet the ever-growing applications and connectivity needs of the corporate enterprise, and the technology, sales and servicing infrastructure required to revolutionize the way companies move information.

As a one-stop resource for Internet messaging services, Mail.com now helps over 8,500 corporate customers worldwide manage the explosive growth of Internet messaging more reliably, accessibly and cost-effectively. The Company's expanded business messaging services now include e-mailbox hosting, virus protection, spam blocking, and content filtering, integrated e-mail and fax for the corporate desktop, enterprise high-volume broadcast services and production applications, and messaging-based e-commerce solutions. The combined entity now serves business customers that include ADP, American Express, Continental Airlines, Disney, J.D. Power, Mercedes Benz, Norwegian Cruise Line, New York Times, PPG Industries, WorldSpan and Yahoo!.

"Mail.com now offers a broad range of integrated messaging solutions through an established business to business sales force," said Gerald Gorman, chairman and chief executive officer of Mail.com. "With the addition of NetMoves, Mail.com's Business Messaging Services Division has grown to over 200 professionals focused solely on the corporate enterprise. We also gain a technology infrastructure of IP network facilities in 20 key countries, plus an international reseller network in 70 countries. We have now significantly accelerated our international expansion and have emerged as the global leader in the industry."

Tom Murawski, chairman and chief executive officer of NetMoves Corporation, has joined Mail.com as the CEO of its Business Messaging Services Division and a member of the Company's Board of Directors. Murawski, who was instrumental in establishing NetMoves as the leading provider of Internet document delivery solutions, brings to Mail.com over 25 years of senior management experience as NetMoves' CEO and President and General Manager of ITT World Communications.


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"We believe that Mail.com's Business Messaging Services Division combined with our existing customer relationships and ability to satisfy the wide range of corporate messaging needs make Mail.com the Company to beat in the Internet messaging space," said Murawski.

About Mail.Com

Mail.com, Inc. is a leading global provider of Internet messaging services to businesses, ISPs, Web sites and direct to consumers. In the business market, Mail.com provides outsourced e-mailbox hosting, Internet fax services and gateway services, such as virus scanning, spam blocking and content filtering. The Company has the largest corporate customer base in the business messaging market, including ADP, Continental Airlines, Mercedes Benz and Yahoo! In the consumer market, Mail.com provides Web-based e-mail services or Webmail to Internet Service Providers (ISPs) including several of the world's top ISPs such as EarthLink, GTE, Juno and Prodigy. The Company also partners with top branded Web sites, including NBC, CBS SportsLine, iWon.com, CNET, Snap.com and DellNet.com, to provide Webmail services to their users. In addition, Mail.com serves the consumer market directly through the Mail.com flagship site at www.mail.com. Information about Mail.com (NASDAQ : MAIL) is available at http://corp.mail.com.

This news release may contain statements of a forward-looking nature relating to the future events or the future financial results of Mail.com. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, investors should specifically consider the various factors which could cause actual events or results to differ materially from those indicated from such forward-looking statements, including the matters set forth in Mail.com reports and documents filed from time to time with the Securities and Exchange Commission.

Contact:

Mail.com, Inc.
Kathleen Holmes Robb, Director, Investor Relations
212/425-4200 x376
kholmesrobb@staff.mail.com






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